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                                  EXHIBIT 23(E)



          CONSENT OF SMITH, MACKINNON, GREELEY, BOWDOIN & EDWARDS, P.A.



                               CONSENT OF COUNSEL



THE COLONIAL BANCGROUP, INC.

          WE HEREBY CONSENT TO THE USE IN THIS FORM S-4 REGISTRATION STATEMENT OF THE COLONIAL BANCGROUP, INC., OF OUR NAME IN THE PROSPECTUS, WHICH IS A PART OF SUCH REGISTRATION STATEMENT, UNDER THE HEADING "LEGAL MATTERS".



/s/ SMITH, MACKINNON, GREELEY, BOWDOIN & EDWARDS, P.A.

MAY 5, 1997


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